Exhibit 3(i)

Form 401

Secretary of State		Filed in the Office of the
P.O. Box 13697		Secretary of State of Texas
Austin, TX 78711-3697		Filing #: 131149700 10/24/2007
FAX: 512/463-5709		Document #: 190649700003 Image Generated Electronically for Web Filing
Statement of Change of
Filing Fee: See Instructions	Registered Office/Agent

Entity Information

The name of the entity is :

RETRACTABLE TECHNOLOGIES, INC.

The file number issued to the entity by the secretary of state is: 131149700

The registered agent and registered office of the entity as currently shown on the records of the secretary of state are:

Ralph S. Janvey

2600 San Jacinto Tower, 2121 San Jacinto Street, Dallas, TX, USA 75201

Change to Registered Agent/Registered Office

The following changes are made to the registered agent and/or office information of the named entity:

Registered Agent Change

☐ A. The new registered agent is an organization (cannot be entity named above) by the name of:

OR

☐ B. The new registered agent is an individual resident of the state whose name is:

Registered Office Change

☒ C. The business address of the registered agent and the registered office address is changed to:

2100 Ross Avenue, Suite 2600, Dallas, TX, USA 75201

The street address of the registered office as stated in this instrument is the same as the registered agent’s business address.

Statement of Approval

The change specified in this statement has been authorized by the entity in the manner required by the BOC or in the manner required by the law governing the filing entity, as applicable.

Effectiveness of Filing

☒ A. This document becomes effective when the document is filed by the secretary of state.

☐ B.  This document becomes effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	October 24, 2007	Douglas W. Cowan
Signature and title of authorized person(s)(see instructions)

FILING OFFICE COPY